UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350

Research Triangle Park,

Durham, NC 27703

 (Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01.   Entry into a Material Definitive Agreement.

On April 30, 2019, Icagen, Inc. (the “Company”) entered into a lease (the “Lease”) with Durham Royal Center, LLC (the “Landlord”), pursuant to which the Company will lease approximately 11,207 square feet of office space located at 4222 Emperor Boulevard, Durham, North Carolina 27703 (the “Premises”) for its principal executive offices. The Premises are the Company’s current principal executive offices. The Company will become responsible for paying rent under the Lease (the “Rent Commencement Date”) beginning on April 30, 2019. The initial term of the Lease will commence on the Rent Commencement Date and expire thirty-six (36) months after the Rent Commencement Date, unless sooner terminated as described in the Lease. The Company’s monthly base rent for the Premises will start at approximately $19,612 commencing on the Rent Commencement Date and will increase on an annual basis up to a maximum monthly base rent of approximately $20,807. The Company will be obligated to pay the landlord for certain costs, taxes and operating expenses as specified in the Lease.

The Company’s current lease expires in accordance with its terms on April 30, 2019.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which is filed as  Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The description of the Lease in “Item 1.01— Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2019, the Board of Directors (the “Board”) of the Company, based upon the recommendation of the Compensation Committee of the Board, granted under the Company’s 2018 Stock Incentive Plan the following: (i) options to purchase 154,616 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), to the Company’s Chief Executive Officer, Richard Cunningham; and (ii) options to purchase 75,267 shares of Common Stock to the Company’s Chief Scientific Officer, Douglas Krafte. These options represent the balance of awards that were not previously granted to each of Mr. Cunningham and Dr. Krafte, respectively, due to an insufficient number of awards then being available under the company’s prior equity incentive plan. These options granted to each of Mr. Cunningham and Dr. Krafte, respectively: (i) are incentive stock options to the extent permitted under any equity incentive plan and any applicable law; (ii) have an effective date of grant of the date on which the Board approves the grant; (iii) expire ten years after the effective date of the grant (subject to earlier expiration in connection with termination of optionee’s service with the Company); (iv) vest immediately on the effective date of grant; (v) have an exercise price equal to $3.50 per share; and (vi) will be evidenced by one of the forms of stock option agreement approved by the Compensation Committee or the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Lease by and between Icagen, Inc. and Durham Royal Center, LLC, dated as of April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2019	ICAGEN, INC.

	By:	/s/ Mark Korb
Name: Mark Korb Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

10.1	Lease by and between Icagen, Inc. and Durham Royal Center, LLC, dated as of April 30, 2019

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